SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-NASHUA CORPORATION

          GAMCO ASSET MANAGEMENT INC.
                       6/05/07              600            10.3500
                       6/04/07            3,000            10.3005
                       6/01/07          198,000-             *DO
                       5/30/07            9,500            10.3583
                       5/30/07            2,000            10.2087
                       5/29/07            2,100             9.8048
                       5/29/07            3,700             9.8000
          GABELLI ADVISERS, INC.
                       6/05/07              600            10.3500
                       6/04/07            3,000            10.3005

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ GLOBAL MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.